UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

5.75% Senior Subordinated Notes due 2025 and Indenture

On June 5, 2015, AMC Entertainment Inc. (the “Company”), a wholly-owned subsidiary of the registrant, AMC Entertainment Holdings, Inc. (“Holdings”), issued $600,000,000 aggregate principal amount of its 5.75% Senior Subordinated Notes due 2025 (the “Senior Subordinated Notes”), which mature on June 15, 2025, pursuant to an indenture, dated as of June 5, 2015 among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). A copy of the Indenture has been filed as Exhibit 4.1 hereto and is incorporated by reference herein. The Indenture provides that the Senior Subordinated Notes are general unsecured senior subordinated obligations of the Company and are fully and unconditionally guaranteed on a joint and several senior subordinated unsecured basis by all of the Company’s existing and future subsidiaries that guarantee the Company’s other indebtedness.

The Company will pay interest on the Senior Subordinated Notes at 5.75% per annum, semi-annually in arrears on June 15 and December 15, commencing on December 15, 2015.

The Company may redeem some or all of the Senior Subordinated Notes at any time on or after June 15, 2020, at the redemption prices set forth in the Indenture. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes using net proceeds from certain equity offerings completed on or prior to June 15, 2018 at a redemption price as set forth in the Indenture. The Company may redeem some or all of the notes at any time prior to June 15, 2020 at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness, including additional senior indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock; (iii) purchase or redeem capital stock; (iv) create liens ranking pari passu in right of payment with or subordinated in right of payment to the Senior Subordinated Notes, (v) enter into certain transactions with its affiliates; and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately.

Holdings is not a party to the Indenture and is not a guarantor of the Senior Subordinated Notes.

Registration Rights Agreement

On June 5, 2015, in connection with the issuance of the Senior Subordinated Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., as representative of the initial purchasers of the Senior Subordinated Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

Subject to the terms of the Registration Rights Agreement, among other things, within 120 days after the issue date of the Senior Subordinated Notes, the Company will file one or more registration statements pursuant to the Securities Act of 1933, as amended, relating to notes (the “Exchange Notes”) having substantially identical terms as the Senior Subordinated Notes as part of offers to exchange freely tradable Exchange Notes for Senior Subordinated Notes and will use its commercially reasonable efforts to cause the registration statement(s) to become effective within 210 days after the issue date of the Senior Subordinated Notes.

If the Company fails to meet these requirements, among others, (such event, a “Registration Default”) a special interest rate will accrue on the principal amount of Senior Subordinated Notes from and including the date on which such Registration Default shall occur to the date such Registration Default has been cured. Special interest will accrue at a rate of $0.192 per week per $1,000 principal amount of Senior Subordinated Notes.

Tender Offer

On June 5, 2015, the Company accepted for purchase its 9.75% Senior Subordinated Notes due 2020 (the “2020 Notes”) that were validly tendered on or prior to 8:00 a.m., New York City time, on June 2, 2015 (the “Expiration Date”) pursuant to its previously announced tender offer (“Tender Offer”) with respect to the 2020 Notes. Approximately $581.3 million, or 96.9% of the outstanding principal amount of the 2020 Notes, were validly tendered and not withdrawn in the

Tender Offer on or prior to the Expiration Date. The remaining conditions upon which the consummation of the Tender Offer are subject have also been satisfied. As a result, on June 5, 2015, the Company paid the total consideration of $1,093.00 per $1,000.00 in principal amount of the 2020 Notes to holders who validly tendered their 2020 Notes prior to the Expiration Date, plus accrued and unpaid interest up to, but not including, the date of payment, for an aggregate amount of approximately $636.0 million.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 under the caption “5.75% Senior Subordinated Notes due 2025 and the Indenture” above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

The information set forth in Item 1.01 under the caption “Tender Offer” above is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
4.1

Indenture, dated as of June 5, 2015, respecting AMC Entertainment Inc.’s 5.75% Senior Subordinated Notes due 2025, among AMC Entertainment Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2

Registration Rights Agreement, dated June 5, 2015, respecting AMC Entertainment Inc.’s 5.75% Senior Subordinated Notes due 2025, among AMC Entertainment Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers of the 5.75% Senior Subordinated Notes due 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto du1y authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: June 5, 2015	By:	/s/ Craig R. Ramsey
Craig R. Ramsey

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of June 5, 2015, respecting AMC Entertainment Inc.’s 5.75% Senior Subordinated Notes due 2025, among AMC Entertainment Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2

Registration Rights Agreement, dated June 5, 2015, respecting AMC Entertainment Inc.’s 5.75% Senior Subordinated Notes due 2025, among AMC Entertainment Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers of the 5.75% Senior Subordinated Notes due 2025.